Exhibit 21.  Subsidiaries of the Registrant
     ___________________________________________

     The Timken Company has no parent company.

     The active subsidiaries of the Company (all of which are included in the consolidated financial statements of the Company and its subsidiaries) are as follows:
                                                     Percentage of
                                                     voting securities
                                 State or sovereign  owned directly
                                 power under laws    or indirectly
     Name                        of which organized  by Company
     __________________________________________________________________
     Timken Aerospace & Super
       Precision Bearings             Delaware              100%
     Timken Aerospace & Super
       Precision Bearings-Europa B.V. Netherlands           100%
     Timken Aerospace & Super
       Precision Bearings-
       Singapore Pte. Ltd.            Singapore             100%
     Timken Aerospace & Super
       Precision Bearings-UK, Ltd.    England               100%
     Australian Timken Proprietary,
       Limited                        Victoria, Australia   100%
     Timken do Brasil
       Comercio e Industria, Ltda.    Sao Paulo, Brazil     100%
     British Timken Limited           England               100%
     Canadian Timken, Limited         Ontario, Canada       100%
     Timken Communications Company    Ohio                  100%
     Timken Desford Steel Limited     England               100%
     EDC, Inc.                        Ohio                  100%
     Timken Engineering and Research -
       India Private Limited          India                 100%
     Timken Espana, S.L.              Spain                 100%
     Timken Europa GmbH               Germany               100%
     Timken Europe B.V.               Netherlands           100%
     Timken Finance Europe B.V.       Netherlands           100%
     Handpiece Headquarters Corp.     Delaware              100%
     Timken Italia, S.R.L.            Italy                 100%
     Timken Latrobe Steel             Pennsylvania          100%
     Timken Latrobe Steel
       Distribution                   Delaware              100%
     Timken Latrobe Steel-Europe Ltd. England               100%
     Timken de Mexico S.A. de C.V.    Mexico                100%
     MPB Export Corporation           Delaware              100%
     Nihon Timken K.K.                Japan                 100%
     Timken Polska Sp.z.o.o.          Poland                100%
     Rail Bearing Service Corporation Virginia              100%
     Timken Romania S.A.              Romania                70%
     The Timken Corporation           Ohio                  100%
     The Timken Service & Sales Co.   Ohio                  100%
     Timken Servicios Administrativos
       S.A. de C.V.                   Mexico                100%
     Timken Singapore Pte. Ltd.       Singapore             100%
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     Exhibit 21.  Subsidiaries of the Registrant (cont).
     _______________________________________________

                                                     Percentage of
                                                     voting securities
                                 State or sovereign  owned directly
                                 power under laws    or indirectly
     Name                        of which organized  by Company
     __________________________________________________________________
     Timken South Africa (Pty.) Ltd.  South Africa          100%
     Timken De Venezuela C.A.         Venezuela             100%
     Yantai Timken Company Limited    China                  60%

     The Company also has a number of inactive subsidiaries which were incorporated for name-holding purposes and a foreign sales corporation subsidiary.